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                             [Dresser Letterhead]


                               October 31, 1996



Mr. John Gavin
10263 Century Woods Drive
Los Angeles, CA  90067-6312

Dear Ambassador Gavin:

The purpose of this letter is to extend the agreement we previously reached under which you will continue to chair the Dresser Industries de Mexico Advisory Board.

1. The term of this extension is November 1, 1996 through January 31, 1997 and may be renewed for successive yearly periods by mutual written consent. However, this agreement may be terminated at the close of any month by written notice at least ten days prior to the end of the month.

2. During the term of this agreement and any extension, you agree to perform such services for the benefit of Dresser Industries, Inc. as we shall mutually determine from time to time. Pursuant to our prior discussions, these services would generally cover certain areas of the Mexican economy, its business environment, and your expertise regarding business opportunities in Mexico.

3.   Your fee will be US $10,000 per quarter paid quarterly in advance.

4. Reimbursement of your travel, lodging and other costs incurred in connection with your services under this agreement shall be made upon presentation of your invoice or statement setting forth such costs.

5. You understand and agree that you are not an agent or employee of Dresser by virtue of this agreement, and accordingly are not eligible for regular group or travel insurance or any other employee benefits.


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Page 2 of 2
Mr. John Gavin


6. Finally, it is recognized that some of the work you will be called upon to perform hereunder, as well as information furnished you by us in connection therewith, is highly confidential. The Company asks and you agree that any and all such information developed or secured during the performance of services under this agreement shall be considered by you to be confidential and the exclusive property of Dresser and shall not now or at any time hereafter be published, stated, or used by you for any purpose without Dresser's prior written consent.

If you agree to perform services as outlined above, please so indicate by signing and returning to me the copy of this letter provided for that purpose.

                                       Sincerely,

                                       DRESSER INDUSTRIES, INC.



                                       By:  /s/ W. E. BRADFORD
                                          -------------------------------------
                                          William E. Bradford
                                          President and Chief Executive Officer

                                       Date:  10-31-96
                                            -----------------------------------

ACCEPTED:

/s/ JOHN GAVIN
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John Gavin

Date:  11-5-96
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